EXHIBIT 1

                          Support/Voting Agreement
                          ------------------------

                               June 21, 2000

Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

          Re: Support/Voting Agreement
              ------------------------

Dear Sirs:

          The undersigned understands that Newmont Mining Corporation ("Parent"), Bounty Merger Corp., a wholly owned subsidiary of Parent ("Sub"), and Battle Mountain Gold Company (the "Company") are entering into an Agreement and Plan of Merger, dated the date hereof (the "Agreement"), providing for, among other things, a merger between Sub and the Company (the "Merger") in which all of the outstanding shares of common stock, par value $0.10 per share, of the Company will be exchanged for shares of common stock, par value $1.60 per share, of Parent. The undersigned further understands that Parent and the Company have proposed a plan of arrangement (the "Plan of Arrangement") providing for the transfer (the "Transfer") of certain exchangeable shares (the "Exchangeable Shares") in the capital of Battle Mountain Gold Company, a subsidiary of the Company ("Canadian Co."). At the election of Parent, such transfer may be effected through a wholly owned subsidiary of Parent to be formed by Parent ("ULC").

          The undersigned is a stockholder of Canadian Co. (the "Stockholder") and is entering into this letter agreement to induce you to enter into the Agreement, to support the Plan of Arrangement and to consummate the transactions contemplated by the Agreement and the Plan of Arrangement.

          The Stockholder confirms its agreement with you as follows:

1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of the Company or any Company subsidiary of which the Stockholder or any of its controlled affiliates (its "Controlled Affiliates"; "controlled" and "affiliate" as defined under the Securities Exchange Act of 1934, as amended) is the record or beneficial owner (collectively, the "Shares") and that the Stockholder and its Controlled Affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except for the Shares set forth in Schedule I, neither the Stockholder nor any of its Controlled Affiliates own or hold any other securities of the Company or any Company subsidiary, or any rights to acquire any additional shares of the capital stock of the Company or any Company subsidiary or any interest therein, or any voting rights with respect to any additional shares.

2. The Stockholder shall vote, and shall cause any holder of record of its Shares to vote, all of the Shares beneficially owned by the Stockholder or its Controlled Affiliates, or over which the Stockholder or any of its Controlled Affiliates has voting power or control, directly or indirectly (including any shares of capital stock of the Company or any Company subsidiary acquired after the date hereof), at the record date:

          (a) to approve the Merger, the Agreement and the transactions contemplated thereby, or

          (b) to approve the Plan of Arrangement and the transactions contemplated thereby,

at any meeting of stockholders of the Company or any meeting of the shareholders of Canadian Co. at which any such matters are considered and at every adjournment thereof. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. The Stockholder shall deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable to the extent permitted under Nevada law (but subject to termination in the event this letter agreement is terminated), with the total number of such Stockholder's Shares correctly indicated thereon. The Stockholder shall also use its reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this letter agreement.

3. After the date hereof, the Stockholder agrees that the obligations under this letter agreement may not be avoided by the Stockholder or any of its subsidiaries by depositing any Shares in a voting trust or otherwise transferring any voting interest in any Shares, by agreement or otherwise, except for transfers subject to the terms of this letter agreement, and any such Shares shall be voted in compliance with the terms of this letter agreement.

4. The Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of the Company or any Company subsidiary on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of capital stock of the Company or any Company subsidiary after the execution of this letter agreement (including by conversion), or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of the Company or any Company subsidiary other than the Shares (collectively, "New Shares"), such Stockholder shall deliver promptly to Parent upon request an irrevocable proxy substantially in the form attached hereto as Exhibit B (but subject to termination in the event this letter agreement is terminated) with respect to such New Shares. The Stockholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

5. The Stockholder shall execute and deliver on a timely basis a letter agreement substantially in the form of Exhibit B to the Merger Agreement, when and if requested by you prior to the Effective Time (as defined in the Merger Agreement).

6. The Stockholder agrees to, will cause any company, trust or other entity controlled by the Stockholder to, and will cause its Controlled Affiliates to, cooperate fully with you in connection with the Agreement, the Plan of Arrangement and the transactions contemplated thereby. The Stockholder agrees that, during the term of this letter agreement, it will not, and will not permit any such company, trust or other entity to, and will not permit any of its Controlled Affiliates to, directly or indirectly (including through its directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives), solicit, initiate, knowingly encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Company Takeover Proposal or negotiate, explore or otherwise engage in any discussions with any person (other than Parent, Sub or their respective directors, officers, employees, agents and representatives) with respect to any Company Takeover Proposal or enter into any agreement, arrangement or understanding with respect to any Company Takeover Proposal or agree to or otherwise assist in the effectuation of any Company Takeover Proposal; provided, however, that nothing herein shall prevent the Stockholder from taking any action, after having notified Parent thereof, or omitting to take any action solely as a member of the Board of Directors of the Company required so as not to violate such Stockholder's fiduciary obligations as a director of the Company after consultation with outside counsel.

7. The Stockholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

8. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. The Stockholder agrees that Parent shall be entitled to a temporary restraining order and a preliminary and permanent injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, the Stockholder (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this agreement or any of the transactions contemplated by this letter agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
(c) agrees that it will not initiate any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

10. This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) the date on which the Agreement is terminated in accordance with its terms, (ii) the Effective Time of the Merger and (iii) January 31, 2001.

11. This letter agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements, understandings or representations among the parties written or oral, with respect to the subject matter hereof.

12. The parties agree that the Company shall be a third party beneficiary of the provisions of Sections 2, 3, 4, 5, 7 and 9 of this letter agreement, provided that the Company's consent shall not be necessary or required for any amendment or waiver to this letter agreement.

13. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain and deliver to Parent the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

14. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Agreement.

          Please   confirm  that  the   foregoing   correctly   states  the
understanding between us by signing and returning to me a counterpart hereof.

                                    Very truly yours,

                                    NORANDA INC.

                                    By: /s/  David Kerr
                                        /s/ A. Regent
                                        ------------------------------------
                                        Name:


Confirmed on the date
first above written.

NEWMONT MINING CORPORATION

By: /s/  Wayne W. Murdy
    ------------------------------------
    Name:
    Title:

BATTLE MOUNTAIN GOLD COMPANY

By: /s/  John A. Keyes
    ------------------------------------
    Name:
    Title:

                                 SCHEDULE I
                                 ----------

                 Ownership of Capital Stock of the Company
                 -----------------------------------------

Owned of Record
---------------

1,000 shares of Common Stock of Battle Mountain Gold Company
65,241,526 shares of Exchangeable Shares of Battle Mountain Canada Ltd.

                                                                  EXHIBIT B

                             IRREVOCABLE PROXY
                             -----------------

     Whereas, the Board of Directors of ____________ [NAME OF CORPORATION] at a special meeting of the Board on _____________ [DATE], adopted the following Resolution:

     "Resolved that ______________ [NAME OF PROXY HOLDER] be and hereby is appointed agent of _________________ [NAME OF CORPORATION] pursuant to NRS
78.355 for the purpose of attending any general or special meetings of the stockholders of Battle Mountain Gold Corporation, a Nevada corporation, in which this company owns or holds, or may hereafter from time to time own or hold, any portion of the capital stock, and to vote the shares of __________________ [NAME OF CORPORATION] in favor of the resolution to merge Battle Mountain Gold Corporation with Bounty Merger, Inc., a Nevada Corporation. It is the intent of this Board that the proxy shall continue until the Support/Voting Agreement, dated June 21, 2000, between _________________ [NAME OF CORPORATION] and [NAME OF PROXY HOLDER] is terminated.

     ___________________ [NAME OF CORPORATION] hereby nominates and appoints ______________ [NAME OF PROXY HOLDER] its true and lawful attorney, for it and in its name, place and stead to vote at any regular or special meeting of the stockholders of Battle Mountain Gold Corporation all of the stock of the corporation now or hereafter standing the name of __________________ [NAME OF CORPORATION].

     In witness whereof, __________________ [NAME OF CORPORATION] has, by its duly authorized officer or director, hereunto subscribed its name and affixed its seal on the ________ day of June, 2000.


                                    -----------------------------------
                                    NAME
                                    Duly authorized officer or director


                     [Comparable Canadian version to be
                 developed for Battle Mountain Canada Ltd.]